Exhibit 99.4

Dear Valued Depositor: I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a plan of conversion (the “Plan”), Eagle Savings Bank will convert from the mutual (meaning no stockholders) to the stock form of ownership. As part of the conversion, Eagle Financial Bancorp, Inc., a newly formed Maryland corporation that will become the holding company for Eagle Savings Bank, is conducting an offering of its shares of common stock. Enclosed you will find a Prospectus, a Proxy Statement and a Questions and Answers Brochure describing the conversion, the offering and the Plan. To further our commitment to our local community, we intend to establish and fund a charitable foundation, the Eagle Savings Bank Charitable Foundation, as part of the conversion and offering. We intend to contribute to the charitable foundation $400,000 of our common stock and $100,000 of cash. The charitable foundation will be dedicated exclusively to supporting charitable causes and community development activities in the communities in which Eagle Savings Bank operates. THE PROXY VOTE: Your vote is extremely important for us to complete the conversion. Although we have received conditional regulatory approval to implement the Plan and fund the charitable foundation, Eagle Savings Bank depositors must approve the Plan and the funding and establishment of the charitable foundation. NOT VOTING YOUR ENCLOSED PROXY CARD WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN AND “AGAINST” THE CONTRIBUTION TO THE CHARITABLE FOUNDATION. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at Eagle Savings Bank. Please open all packages that you receive and vote all the Proxy Cards that were sent to you — none are duplicates! To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or Internet by following the simple instructions on the Proxy Card. OUR BOARD OF DIRECTORS URGES YOU TO VOTE “FOR” BOTH PROPOSALS. Please note: • The proceeds resulting from the sale of stock by Eagle Financial Bancorp, Inc. will support our business strategy. • The conversion will not result in any changes to account numbers, interest rates or other terms of your deposit accounts or loans at Eagle Savings Bank. • Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits. • You will continue to enjoy the same services from the same board of directors, management and staff. • Voting does not obligate you to purchase shares of common stock in our offering. THE STOCK OFFERING: As an eligible Eagle Savings Bank depositor, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering before any shares are made available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering. The enclosed prospectus describes the stock offering in more detail. Please read the Prospectus carefully before making an investment decision. If you are interested in purchasing shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by hand-delivery to Eagle Savings Bank’s office located at 6415 Bridgetown Road, Cincinnati, Ohio, or by mail using the Stock Order Reply Envelope provided. A Stock Order Form and full payment must be received (not postmarked) prior to 2:00 p.m., Eastern Time, on ______________, 2017. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time. I invite you to consider this opportunity to share in our future. Thank you for your continued support as an Eagle Savings Bank depositor. Sincerely, Gary J. Koester President and Chief Executive Officer This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency Questions? Call our Stock Information Center, toll-free, at 1-(877) ___-___, between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except weekends and bank holidays. M

Dear Friend: I am pleased to tell you about an investment opportunity. Eagle Financial Bancorp, Inc., a newly formed Maryland corporation that will serve as the parent company of Eagle Savings Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering. The offering is being conducted pursuant to a plan of conversion (the “Plan”) adopted by Eagle Savings Bank that provides for the conversion of Eagle Savings Bank from the mutual (meaning no stockholders) to the stock form of ownership. As part of the offering and pursuant to the Plan, we intend to establish a charitable foundation, the Eagle Savings Bank Charitable Foundation, to further our commitment to our local community. The foundation will be dedicated exclusively to supporting charitable causes and community development activities in the communities in which Eagle Savings Bank operates. Our records indicate that you were a depositor of Eagle Savings Bank at the close of business on December 31, 2015 or __________, 2017, whose account was closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are made available for sale to the general public. Please read the enclosed Prospectus and other materials carefully before making an investment decision. If you are interested in purchasing shares of Eagle Financial Bancorp, Inc. common stock, please complete the enclosed Stock Order Form and return it, with full payment. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by hand-delivery to Eagle Savings Bank’s office located at 6415 Bridgetown Road, Cincinnati, Ohio, or by mail using the Stock Order Reply Envelope provided. A Stock Order Form and full payment must be received (not postmarked) prior to 2:00 p.m., Eastern Time, on __________, 2017. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time. If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below. I invite you to consider this opportunity to share in our future as an Eagle Financial Bancorp, Inc. stockholder. Sincerely, Gary J. Koester President and Chief Executive Officer This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Questions? Call our Stock Information Center, toll-free, at 1-(877) ___-____, between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except weekends and bank holidays. F

Dear Friend: I am pleased to tell you about an investment opportunity. Eagle Financial Bancorp, Inc., a newly formed Maryland corporation that will serve as the parent company of Eagle Savings Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering. The offering is being conducted pursuant to a plan of conversion (the “Plan”) adopted by Eagle Savings Bank that provides for the conversion of Eagle Savings Bank from the mutual (meaning no stockholders) to the stock form of ownership. As part of the offering and pursuant to the Plan, we intend to establish a charitable foundation, the Eagle Savings Bank Charitable Foundation, to further our commitment to our local community. The foundation will be dedicated exclusively to supporting charitable causes and community development activities in the communities in which Eagle Savings Bank operates. Please read the enclosed Prospectus and other materials carefully. If you are interested in purchasing shares of Eagle Financial Bancorp, Inc. common stock, please complete the enclosed Stock Order Form and return it, with full payment. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by hand-delivery to Eagle Savings Bank’s office located at 6415 Bridgetown Road, Cincinnati, Ohio, or by mail using the Stock Order Reply Envelope provided. A Stock Order Form and full payment must be received (not postmarked) prior to 2:00 p.m., Eastern Time, on __________, 2017. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time. If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below. I invite you to consider this opportunity to share in our future as an Eagle Financial Bancorp, Inc. stockholder. Sincerely, Gary J. Koester President and Chief Executive Officer This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Questions? Call our Stock Information Center, toll-free, at 1-(877) ___-____, between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except weekends and bank holidays. C

Keefe, Bruyette & Woods A Stifel Company Dear Sir/Madam: Keefe, Bruyette & Woods, A Stifel Company, has been retained by Eagle Financial Bancorp, Inc. as selling agent in connection with the offering of Eagle Financial Bancorp, Inc. common stock. At the request of Eagle Financial Bancorp, Inc., we are enclosing materials regarding the offering of shares of Eagle Financial Bancorp, Inc. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus. Sincerely, Keefe, Bruyette & Woods A Stifel Company This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. D

IMPORTANT NOTICE IF YOU HAVE MORE THAN ONE ELIGIBLE ACCOUNT YOU WILL RECEIVE MULTIPLE PACKAGES. PLEASE OPEN EACH PACKAGE AND VOTE ALL THE PROXY CARDS THAT WERE SENT TO YOU. THERE ARE NO DUPLICATE CARDS! THANK YOU! PF

Questions and Answers About Our Conversion and Stock Offering

This pamphlet answers questions about our conversion and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section. GENERAL — THE CONVERSION Our board of directors has determined that the conversion is in the best interests of our organization, our depositors and the communities we serve. Q. What is the conversion? A. Under our plan of conversion (the “Plan”), Eagle Savings Bank will convert from a mutual (meaning no stockholders) to the stock form of ownership, through the sale of shares of Eagle Financial Bancorp, Inc. common stock. Upon completion of the conversion, 100% of the common stock of Eagle Financial Bancorp, Inc. will be owned by stockholders, and Eagle Financial Bancorp, Inc. will own Eagle Savings Bank. Q. What is the Eagle Savings Bank Charitable Foundation (“Charitable Foundation”) and why is it being funded through the conversion? A. In connection with the conversion and offering, we will establish a new charitable foundation, as a non-stock, non-profit Delaware corporation. We intend to fund the charitable foundation with $400,000 of our common stock (based on $10.00 per share) and $100,000 in cash. The Charitable Foundation will be dedicated exclusively to supporting charitable causes and community development activities in the communities in which we operate. Q. Will the Charitable Foundation be established and funded if the conversion is not approved and completed? A. No. The Charitable Foundation will only be established and funded if both the Plan and the Charitable Foundation are approved by our depositors. However, if we receive all other approvals, we will be permitted to complete the conversion without the Charitable Foundation, if the establishment and funding of the Charitable Foundation is not approved by our depositors. Q. What are the reasons for the conversion and offering? A. Our primary reasons for converting and raising additional capital through the offering are: to increase our capital to support our strategic plan, which includes managed growth, increasing our mortgage banking operations and diversifying our lending; to have greater flexibility to structure and finance the opportunistic expansion of our operations; to offer our customers and employees an opportunity to purchase our stock; to retain and attract qualified personnel by establishing stock-based benefit plans for management and employees; and support our local communities through establishing and funding a charitable foundation. Q. Is Eagle Savings Bank considered “well-capitalized” for regulatory purposes? A. Yes. As of December 31, 2016, Eagle Savings Bank was considered “well-capitalized” for regulatory purposes. Q. Will customers notice any change in Eagle Savings Bank’s day-to-day activities as a result of the conversion and offering? A. No. It will be business as usual. The conversion is an internal change in our corporate structure. There will be no change to our board of directors, management, and staff as a result of the conversion. Eagle Savings Bank will continue to operate as an independent savings and loan association. Q. Will the conversion and offering affect customers’ deposit accounts or loans? A. No. The conversion and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits. Deposit accounts will not be converted to stock. THE PROXY VOTE Although we have received conditional regulatory approval, the Plan and the establishment and funding of the Charitable Foundation is also subject to approval by our eligible depositors. Q. Why should I vote “FOR” the Plan and “FOR” the establishment and funding of the Charitable Foundation? A. Your vote “For” both proposals is extremely important to us. Each eligible Eagle Savings Bank depositor as of __________, 2017 received a Proxy Card attached to a Stock Order Form. These depositor’s packages also include a Proxy Statement describing the Plan and the Charitable Foundation, neither of which can be implemented without depositor approval. If you have more than one eligible account, you will receive multiple packages. Please open each package and vote all the proxy cards that were sent to you. Voting does not obligate you to purchase shares of common stock during the offering. Q. What happens if I don’t vote? A. Your vote is very important. Proxy Cards not voted will have the same effect as voting “Against” both proposals. Without sufficient favorable votes, we cannot complete the conversion and the related stock offering. Q. How do I vote? A. Mark your vote, sign and date each Proxy Card enclosed and return the card(s) in the enclosed Proxy Reply Envelope. Alternatively, you may vote by telephone or Internet by following the simple instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING ‘‘AGAINST’’ BOTH PROPOSALS. Telephone and Internet voting are available 24 hours a day. Q. How many votes are available to me? A. Depositors at the close of business on __________, 2017 are entitled to one vote for each $100 or fraction thereof on deposit. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer. Q. Why did I receive more than one Proxy Card? A. If you had more than one deposit account on __________, 2017, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. Open all packages that you receive. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you. Q. More than one name appears on my Proxy Card. Who must sign? A. The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary. THE STOCK OFFERING AND PURCHASING SHARES Q. How many shares are being offered and at what price? A. Eagle Financial Bancorp, Inc. is offering for sale between 1,405,000 and 1,915,000 shares of common stock (subject to increase to 2,208,250 shares) at $10.00 per share. No sales commission will be charged to purchasers. Q. Who is eligible to purchase stock during the stock offering? A. Pursuant to our Plan, non-transferable rights to subscribe for shares of Eagle Financial Bancorp, Inc. common stock in the Subscription Offering have been granted in the following descending order of priority: Priority #1 — Depositors of Eagle Savings Bank with aggregate balances of at least $50 at the close of business on December 31, 2015; Priority #2 — Our tax-qualified employee benefit plans; Priority #3 — Depositors of Eagle Savings Bank with aggregate balances of at least $50 at the close of business on __________, 2017; and Priority #4 — Depositors of Eagle Savings Bank at the close of business on _______, 2017. Shares of common stock not purchased in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference given to natural persons and trusts of natural persons residing in Hamilton County, Ohio. Shares not purchased in the Subscription and Community Offerings may be offered for sale to the general public through a Syndicated Community Offering. Q. I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority as an eligible account holder? A. No. Subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the offering. Q. How may I buy shares during the Subscription and Community Offerings? A. Shares can be purchased by completing a Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand-delivery to Eagle Savings Bank’s office, located at 6415 Bridgetown Road, Cincinnati, Ohio. Please do not mail Stock Order Forms to Eagle Savings Bank. Q. What is the deadline for purchasing shares? A. To purchase shares in the Subscription and Community Offerings, you must deliver a properly completed, signed Stock Order Form, with full payment, so that it is received (not postmarked) prior to 2:00 p.m., Eastern Time, on __________, 2017. Acceptable methods for delivery of Stock Order Forms are described above. Q. How may I pay for the shares? A. Payment for shares can be remitted in two ways: (1) By personal check, bank check or money order, made payable to Eagle Financial Bancorp, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks. Eagle Savings Bank line of credit checks may not be remitted for this purchase. Please do not mail cash! (2) By authorized deposit account withdrawal of funds from your Eagle Savings Bank deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at Eagle Savings Bank may not be listed for direct withdrawal. See information on retirement accounts below. Q. Will I earn interest on my funds? A. Yes. If you pay by personal check, bank check or money order, you will earn interest at a rate of ____% per annum from the date we process your payment until the completion of the conversion and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Eagle Savings Bank deposit account(s), your funds will continue earning interest within the account at the contract rate. The interest will remain in your account(s) when the designated withdrawal is made upon completion of the conversion and offering. Q. Are there limits to how many shares I can order? A. Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by an individual or individuals exercising subscription rights through a single deposit account held jointly is 20,000 shares ($200,000). Additionally, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 40,000 shares ($400,000) in all categories of the offering combined. More detail on purchase limits, including the definition of “associate” and “acting in concert”, can be found in the Prospectus section entitled “The Conversion and Offering — Limitations on Common Stock Purchases”. Q. May I use my Eagle Savings Bank individual retirement account (“IRA”) to purchase shares? A. You may use funds currently held in retirement accounts with

Eagle Savings Bank. However, before you place your stock order, the funds you wish to use must be transferred to a selfdirected retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Eagle Savings Bank or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the __________, 2017 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held. Q. May I use a loan from Eagle Savings Bank to pay for shares? A. No. Eagle Savings Bank, by regulation, may not extend a loan for the purchase of Eagle Financial Bancorp, Inc. common stock during the offering. Similarly, you may not use existing Eagle Savings Bank line of credit checks to purchase stock during the offering. Q. May I change my mind after I place an order to subscribe for stock? A. No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent or unless the offering is terminated or is extended beyond _______, 2017, or the number of shares of common stock to be sold is increased to more than 2,208,250 shares or decreased to less than 1,405,000 shares. Q. Are directors and executive officers of Eagle Savings Bank planning to purchase stock? A. Yes! Directors and executive officers, together with their associates, are expected to subscribe for an aggregate of 203,000 shares ($2,030,000) or approximately 14.5% of the number of shares of common stock to be sold in the offering at the minimum of the offering range, including shares contributed to the Charitable Foundation. Q. Will the stock be insured? A. No. Like any common stock, Eagle Financial Bancorp, Inc.’s stock will not be insured. Q. Will dividends be paid on the stock? A. Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock. However, no decision has been made with respect to the payment of dividends. In determining whether to pay a cash dividend and the amount of such cash dividend, the board of directors will take into account a number of factors, including regulatory capital requirements, our financial condition and results of operations, other uses of funds for the long-term value of stockholders, tax considerations, statutory and regulatory limitations and general economic conditions. Q. How will the shares of Eagle Financial Bancorp, Inc. trade? A. Upon completion of the conversion and offering, Eagle Financial Bancorp, Inc.’s shares will be traded on the Nasdaq Capital Market under the symbol “EFBI”. Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell Eagle Financial Bancorp, Inc. shares in the future. Q. If I purchase shares during the Subscription and Community Offerings, when will I receive my shares? A. All shares of Eagle Financial Bancorp, Inc. common stock sold in the Subscription and Community Offerings will be issued in bookentry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the stock offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership. WHERE TO GET MORE INFORMATION Q. How can I get more information? A. For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at 1-(877) ___- ____, between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center will be closed on weekends and bank holidays. This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

PLEASE VOTE THE ENCLOSED PROXY CARD! If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package, please vote the enclosed replacement Proxy Card. You may vote by mail using the enclosed envelope or follow the telephone or Internet voting instructions on the Proxy Card. PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING “FOR” THE PLAN OF CONVERSION AND “FOR” THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” BOTH PROPOSALS. VOTING DOES NOT OBLIGATE YOU TO PURCHASE COMMON STOCK DURING THE OFFERING. THE CONVERSION WILL CHANGE OUR FORM OF CORPORATE ORGANIZATION, BUT WILL NOT RESULT IN CHANGES TO OUR STAFF, MANAGEMENT OR YOUR DEPOSIT ACCOUNTS OR LOANS AT EAGLE SAVINGS BANK. DEPOSIT ACCOUNTS WILL NOT BE CONVERTED TO COMMON STOCK. If you receive more than one of these reminder mailings, please vote each Proxy Card received. None are duplicates! QUESTIONS? Please call our Information Center, toll-free, at 1-(877) ___-____, between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except weekends and bank holidays. PG1

HAVE YOU VOTED YET? PLEASE VOTE THE ENCLOSED PROXY CARD! Our records indicate that you have not voted the Proxy Card(s) we mailed to you. IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE VOTE THE ENCLOSED REPLACEMENT PROXY CARD. YOUR VOTE WILL NOT BE COUNTED TWICE. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION AND “AGAINST” THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION. Your board of directors urges you to vote “FOR” both proposals. VOTING DOES NOT OBLIGATE YOU TO PURCHASE SHARES OF COMMON STOCK DURING THE OFFERING, NOR DOES IT AFFECT YOUR EAGLE SAVINGS BANK DEPOSIT ACCOUNTS OR LOANS. If you receive more than one of these reminder mailings, please vote each Proxy Card received. None are duplicates! QUESTIONS? Please call our Information Center, toll-free, at 1-(877) ___-____, between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except weekends and bank holidays. PG2

YOUR VOTE IS IMPORTANT! NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION (THE “PLAN”) AND “AGAINST” THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION. In order to implement the Plan and the charitable foundation we must obtain the approval of our depositors. Please disregard this notice if you have already voted. If you are unsure whether you voted, vote the enclosed replacement Proxy Card. Your vote will not be counted twice! If you receive more than one of these reminder mailings, please vote each Proxy Card received. None are duplicates! Please note: Implementing the Plan and the charitable foundation will not affect your deposit accounts or loans at Eagle Savings Bank. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits. Voting does not require you to purchase common stock in the offering. THANK YOU VERY MUCH! QUESTIONS? Please call our Information Center toll-free at 1-(877) ___-____, between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except weekends and bank holidays. PG3

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER

[Eagle Financial Bancorp, Inc. Letterhead]

[Imprinted with Name & Address of Subscriber]	Date

STOCK ORDER ACKNOWLEDGEMENT

This letter is to acknowledge receipt of your order form to purchase common stock offered by Eagle Financial Bancorp, Inc. Please check the following information carefully to ensure that we have entered your order correctly. Each order is assigned an order priority described below. Acceptance of your order does not guarantee that you will receive the shares you have ordered. If there are not sufficient shares available to satisfy all subscriptions, the shares of common stock you will receive will be subject to the allocation provisions of the plan of conversion, as well as other conditions and limitations described in the Eagle Financial Bancorp, Inc. Prospectus dated _______, 2017. Shares will be allocated first to categories in the subscription offering in the order of priority set forth below.

Following completion of the offering, allocation information, when available, will be released as soon as practicable on the following website: https://allocations.kbw.com/

Stock Registration (please review carefully) Name1 Name2 Street1 Street2 City, State Zip Ownership: Social Security / Tax ID #:	Other Order Information: Batch #: _____ Order #: _____ Number of Shares Requested: _________ Offering Category: _____ (subject to verification; see descriptions below)

Offering Category Descriptions:

Subscription Offering

1.	Depositors of Eagle Savings Bank with aggregate balances of at least $50 at the close of business on December 31, 2015;
2.	Eagle Savings Bank tax-qualified employee benefit plans (including Employee Stock Ownership Plan);
3.	Depositors of Eagle Savings Bank with aggregate balances of at least $50 at the close of business on ____________, 2017;
4.	Depositors of Eagle Savings Bank at the close of business on ____________, 2017.

Community Offering

5.	Residents of Hamilton County, Ohio; and
6.	General Public.

Thank you for your order,

EAGLE FINANCIAL BANCORP, INC.

STOCK INFORMATION CENTER

1-(877) ___ - ____.

FINAL REMINDER PROXYGRAM (if needed)

[Eagle Savings Bank Letterhead]

(Depending on vote status and number of days until the special meeting of members, this may be mailed. It can be personalized, or it can be a short, non-personalized version printed on a postcard. Proxy cards and return envelopes are not enclosed.)

Dear Depositor,

WE REQUEST YOUR VOTE.

Not voting the Proxy Card(s) we mailed to you has the same effect as voting “Against” the Plan of Conversion and the establishment and funding of the charitable foundation.

YOUR BOARD OF DIRECTORS ASKS THAT YOU VOTE “FOR” THE PLAN OF CONVERSION AND “FOR” THE CONTRIBUTION TO THE CHARITABLE FOUNDATION.

IF YOU HAVE NOT VOTED OR ARE UNSURE WHETHER YOU VOTED:

Please take a few minutes to call the number shown below. A representative of ________________, our Independent Voting Agent, will record your confidential vote by phone. This is the quickest way to cast your vote. You do NOT need your Proxy Card in order to vote.

If you are unsure whether you voted, don’t worry. Your vote will not be counted twice.

VOTING HOTLINE:

________________________

1-  (  )   ____ - ____ (toll-free)

DAYS/HOURS:

Monday  -  Friday

____ a.m. to ____ p.m., Eastern Time

I appreciate your participation.

Sincerely,

Gary J. Koester

President and Chief Executive Officer

BRANCH LOBBY POSTER - VOTE

(This notice should be printed by Eagle Savings Bank and should be placed in the branch lobby after the Stock Information Center opens. Position it in one or more ways: on an easel, on the front doors, on counters, at customer service/branch manager’s desk or electronically on the TVs in the branch).

HAVE YOU VOTED YET?

We would like to remind eligible depositors to vote on our

plan of conversion (the “Plan”) and the establishment and funding of the charitable foundation.

✓	The Plan will not result in changes to our staff or your account relationships with Eagle Savings Bank.

✓	Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

✓	Voting does not obligate you to purchase shares of common stock during our stock offering.

Your board of directors recommends that you join them in voting

“FOR” both proposals.

If you have questions about voting,

call our Information Center, toll-free,

at 1-(877)   -      ,

between 10:00 a.m. and 4:00 p.m., Monday through Friday.

Our Information Center will be closed on weekends and bank holidays.

{Eagle Savings Bank Logo}

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BRANCH LOBBY POSTER – BUY (Optional)

******************************

OUR STOCK OFFERING EXPIRES

__________, 2017

We are conducting an offering of shares of our common stock

UP TO 1,915,000 SHARES OF

COMMON STOCK

(subject to increase to 2,208,250 shares)

$10.00 Per Share

THIS OFFERING EXPIRES AT 2:00 P.M., EASTERN TIME,

ON __________, 2017

******************************

If you have questions about the stock offering,

call our Stock Information Center, toll-free, at 1-(877)   -       ,

between 10:00 a.m. and 4:00 p.m., Monday through Friday.

Our Stock Information Center will be closed on weekends and bank holidays.

{Eagle Financial Bancorp, Inc. Logo}

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

FINAL BRANCH LOBBY POSTER (if needed)

[To encourage “late” voting. Generally, this poster is used after a Final Reminder Proxygram is mailed.]

PLEASE VOTE NOW!!!

You do not need YOUR proxy card in order to vote.

TO PLACE YOUR CONFIDENTIAL VOTE BY PHONE:

Take a minute to call _____________, our Independent Voting Agent, at 1-(___) -___-____ (toll-free), Monday through Friday,

____ a.m. to ____ p.m.

If you are unsure whether you voted, please call. Your vote will not be counted twice!

YOUR BOARD OF DIRECTORS ASKS THAT YOU VOTE

“FOR” BOTH PROPOSALS.

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PROPOSALS.

THANK YOU!

{Eagle Savings Bank Logo}

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BANK STATEMENT ENCLOSURE - VOTE REMINDER SLIP - (Optional)

You may have received a large white envelope containing a Proxy Card(s) to be used to vote on Eagle Savings Bank’s plan of conversion and the establishment and funding of the charitable foundation. If you received a Proxy Card(s), but have not voted, please do so. If you have questions about voting, call our Information Center, toll-free, at 1-(877)   -       , Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern Time.

{Eagle Savings Bank Logo}

BANK WEBSITE VOTE REMINDER NOTICE – (Optional)

HAVE YOU VOTED YET?

YOUR VOTE IS IMPORTANT!

Our eligible depositors as of __________, 2017 were mailed a Proxy Card(s) and other materials requesting them to cast votes on Eagle Savings Bank’s plan of conversion and the establishment and funding of the charitable foundation.

If you received a Proxy Card(s) but have not voted, please vote by mail, or by following the telephone or Internet voting instructions on the Proxy Card(s). We hope that you will vote “FOR” both proposals as recommended by our board of directors. If you have questions about voting, please call our Information Center, toll-free, at 1-(877)   -      , Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern Time.

BANK WEBSITE VOTING LINK – (Optional)

HAVE YOU VOTED YET?

Our eligible depositors as of __________, 2017 were mailed Proxy Card(s) and other materials requesting them to cast votes for Eagle Savings Bank’s plan of conversion and the establishment and funding of the charitable foundation. If you have not yet voted, a quick way to do so is to click on “Vote Now”. This will lead you to a confidential voting site.

VOTE NOW www.myproxyvotecounts.com

Thank you for taking a few minutes to cast your vote online. Please have your Proxy Card in hand so that you can enter the 12 digit control number printed on your Proxy Card.

RECORDED MESSAGE TO HIGH VOTE CUSTOMERS - (Optional)

(This automatic dial message, meant to encourage customers to open offering/proxy packages, will be used one time - right after the initial packages are mailed)

“Hello - This is Gary Koester, President and CEO of Eagle Savings Bank calling with a quick message. Within the next few days, you should expect to receive from us one or more packages about our stock offering and related materials. These materials request your vote on items of importance to our Bank and you, our valued depositors. Please help us by opening the package and voting PROMPTLY. The materials will include a phone number to call if you have questions.

Thank you for voting. We appreciate your business and look forward to continuing to serve you as a customer of Eagle Savings Bank.”

EMAIL VOTE REMINDER – (Optional)

(Email reminder is best sent after initial contacts, but before most people will have discarded materials.)

HAVE YOU VOTED YOUR PROXY CARDS?

YOUR VOTE IS IMPORTANT TO US!

If you were an Eagle Savings Bank depositor on __________, 2017, you recently received a large white envelope(s) containing proxy materials requesting your vote on our plan of conversion and the establishment and funding of the charitable foundation.

If you have not yet voted, please promptly vote each Proxy Card you received. None are duplicates! Proxy Cards describe the simple procedures for voting by mail, telephone or Internet.

Without sufficient favorable votes, we cannot implement the proposals. NOT VOTING HAS THE SAME EFFECT AS VOTING "AGAINST" BOTH PROPOSALS.

_________________

Do you have questions?

Please call our Information Center, toll-free, at 1-(877) ___-____, Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern Time.

We appreciate your participation.

{Eagle SB LOGO}

TOMBSTONE NEWSPAPER ADVERTISEMENT- (Optional)

[Newspaper ads may be appropriate for some market areas]

EAGLE FINANCIAL BANCORP, INC. [LOGO]

Proposed Holding Company for Eagle Savings Bank

UP TO 1,915,000 SHARES OF

COMMON STOCK

(subject to increase to 2,208,250 shares)

$10.00 Per Share

Purchase Price

Eagle Financial Bancorp, Inc. is conducting an offering of its common stock. Shares may be purchased directly from Eagle Financial Bancorp, Inc., without sales commission, during the offering period.

This offering expires at 2:00 p.m., Eastern Time, on _______ __, 2017.

To receive a copy of the Prospectus and Stock Order Form,

call our Stock Information Center, toll-free, at 1-(877)   -       ,

from between 10:00 a.m. and 4:00 p.m., Monday through Friday.

Our Stock Information Center is closed on weekends and bank holidays.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.